UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2008

TOMOTHERAPY INCORPORATED
 (Exact name of registrant as specified in its charter)

Wisconsin	001-33452	39-1914727
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1240 Deming Way Madison, Wisconsin	53717
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (608) 824-2800

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 25, 2008, TomoTherapy Incorporated (the “Company”) announced that Stephen C. Hathaway, Chief Financial Officer, will retire effective March 31, 2009. A search for Mr. Hathaway’s replacement will begin immediately.

The Company also announced that Mary Elizabeth Klein, Vice President of Global Sales, decided to resign effective August 22, 2008. A search for her successor will also begin immediately.

Until a successor is appointed, Shawn D. Guse will serve as the Vice President of Global Sales. During this interim period, Mr. Guse will continue as the Chief Executive Officer of Compact Particle Acceleration Corporation, but will step down as Vice President, General Counsel and Secretary. Brenda S. Furlow, who previously served as Associate General Counsel at the Company, will be appointed to assume those responsibilities.

On August 25, 2008, Company issued a press release entitled “TomoTherapy Announces Management Transitions.” A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description
99.1	Press Release dated August 25, 2008, titled “TomoTherapy Announces Management Transitions”

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOMOTHERAPY INCORPORATED

Dated: August 25, 2008

By: /s/ Stephen C. Hathaway
Stephen C. Hathaway
Chief Financial Officer

EXHIBIT INDEX

Number	Description
99.1	Press Release dated August 25, 2008, titled “TomoTherapy Announces Management Transitions”